SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 18, 2000

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)



              Delaware                 0-19278                 13-3357370
  (State or other jurisdiction    (Commission file Number)         (IRS
          of incorporation)                                 Identification No.)

                    51 James Way, Eatontown, New Jersey 07724
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (732) 542-2800

          (Former name or former address, if changed since last report)

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Item 5. Other Events

On April 18, 2000, Osteotech, Inc. reported that it has reached an agreement with GenSci Regeneration Laboratories, Inc., and its parent, GenSci Regeneration Sciences Inc. ("GenSci") regarding several legal matters between the two companies. They include the dismissal with prejudice of all of GenSci's patent infringement claims against Osteotech and an agreement to stay any action in GenSci's recently filed anti-trust suit against Osteotech until the completion of the trial of Osteotech's patent infringement claims against GenSci. This agreement is subject to court approval.

GenSci has voluntarily agreed to dismiss its patent infringement claims against Osteotech's proprietary products Grafton(R) Demineralized Bone Matrix (DBM) Gel, Flex and Putty. These claims were brought by GenSci more than two years ago in a Federal Court in California. Significantly, the dismissal is with prejudice, which means that GenSci cannot make any future claim that these products or any minor reformulations of these products infringe the GenSci patents asserted in this lawsuit.

GenSci has also agreed to dismiss all of the tort claims (tortious interference with business expectancy, negligent interference with prospective economic advantage, inducing breach of contract, and false advertising and misrepresentation) that it had brought against Osteotech in the patent lawsuit without prejudice for the purpose of allowing GenSci to transfer these claims to the anti-trust action that GenSci filed against Osteotech on March 6, 2000. As a result of these dismissals, GenSci will no longer have any claims against Osteotech in the patent action. The only remaining claims in the patent action involve Osteotech's allegations that GenSci has infringed certain Osteotech patents through the sale of the Dynagraft(TM) Gel and Dynagraft(TM) Putty products. The parties have further agreed that GenSci's recently filed antitrust action against Osteotech will be stayed and no action will be taken in that litigation until the completion of the trial in which Osteotech is pursuing its patent claims against GenSci.

Certain information included in this report contains forward looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements are based on assumptions that Osteotech believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially, include but are not limited to, the uncertainties involved in any litigation, including litigation involving the enforcement of patents, and other factors which are detailed from time to time in Osteotech's SEC filings, including Osteotech's Report on Form 10-K dated December 31, 1999, incorporated herein by reference, for a description of such factors.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 19, 2000

                                                 OSTEOTECH, INC.
                                                  (Registrant)


                                      By:   /s/ Michael J. Jeffries
                                          -------------------------
                                          MICHAEL J. JEFFRIES
                                          Executive Vice President,
                                          Chief Financial Officer
                                          (Principal Financial Officer
                                          and Principal Accounting Officer)